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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 Morgan Stanley
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

   1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration    If this Form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and is    securities pursuant to Section 12(g)
effective pursuant to General               of the Exchange Act and is effective
Instruction A.(c), please check the         pursuant to General Instruction
following box. |X|                          A.(d), please check the following
                                            box. |_|

Securities Act registration statement file number to which this form relates:
333-83616

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
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Global Medium-Term Notes, Series C,             THE AMERICAN STOCK EXCHANGE
PLUS(SM) due September 30, 2004
(Mandatorily Exchangeable for an
Amount Payable in U.S. Dollars Based
on the Value of Common Stock of
Fifteen Companies in the
Semiconductor Industry)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.  Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Global Medium-Term Notes, Series C, PLUS(SM) due September 30, 2004 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Fifteen Companies in the Semiconductor Industry)" (the "PLUS"). A description of the PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-83616) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated July 24, 2003 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.  Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the PLUS.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Morgan Stanley
                                         (Registrant)


Date: July 24, 2003                      By: /s/ Martin M. Cohen
                                            --------------------------------
                                             Martin M. Cohen
                                             Assistant Secretary and Counsel




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                               INDEX TO EXHIBITS


Exhibit No.                                                          Page No.

4.1    Proposed form of Global Note evidencing the PLUS                A-1







                                  Page 4 of 4